Exhibit 3.43

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/16/2002
020453573 — 3547775
CERTIFICATE OF FORMATION
OF
SUNTERRA GREENSPRINGS DEVELOPMENT, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Greensprings Development, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

State of Delaware
Certificate of Merger of a Foreign General Partnership
into a Domestic Limited Liability Company
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act;
First: The name of the surviving Limited Liability Company is Sunterra Greensprings Development, LLC, a Delaware limited liability company.
Second: The name of the General Partnership being merged into this surviving Limited Liability Company is Greensprings Associates. The jurisdiction in which this General Partnership was formed is Virginia.
Third: The Agreement and Plan of Merger has been approved and executed by both entities.
Fourth: The name of the surviving Limited Liability Company is Sunterra Greensprings Development, LLC.
Fifth: The executed Agreement and Plan of Merger is on file at 3865 West Cheyenne Avenue, Building #5, North Las Vegas, Nevada 89032, the principal place of business of the surviving Limited Liability Company.
Sixth: A copy of the Agreement and Plan of Merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.
(Signature page follows)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:34 PM 12/04/2002
020743791 — 3547775

     IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 4th day of December, 2002.

SUNTERRA GREENSPRINGS
DEVELOPMENT, LLC

By:	SUNTERRA DEVELOPER AND SALES HOLDING COMPANY, its sole manager and member

By:	/s/ James F. Anderson Name: James F. Anderson
Title: Vice President

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA GREENSPRINGS DEVELOPMENT, LLC

     SUNTERRA GREENSPRINGS DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is:
SUNTERRA GREENSPRINGS DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Lori Knohl
Lori Knohl, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:41 PM 01/23/2004
FILED 12:08 PM 01/23/2004
SRV 040049692 — 3547775 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:58 PM 10/17/2007
FILED 06:58 PM 10/17/2007
SRV 071127732 — 3547775 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA GREENSPRINGS DEVELOPMENT, LLC

     1. The name of the limited liability company is SUNTERRA GREENSPRINGS DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company Is
DIAMOND RESORTS GREENSPRINGS DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Greensprings Development, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person